Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Variable Equity Trust

We consent to the use of our report for Legg Mason Partners Variable Appreciation Portfolio, a series of Legg Mason Partners Variable Equity Trust, incorporated herein by reference as of December 31, 2006, and to the reference to our firm under the heading “Financial Highlights of Legg Mason Partners Variable Appreciation Portfolio” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

July 2, 2007